October  29,  2003





Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  DC  20549

Re:     EMTC  International,  Inc.
     SEC  File  Nos.  333-87416  and  333-87424


Gentlemen:

With regard to the above-named issuer and SEC file numbers, we have read the matter in Amendment No. 4 to Forms SB-2 and S-4 under the heading "Changes In and Disagreements with Accountants on Accounting and Financial Disclosures" and agree with the statements concerning our Firm contained therein.

Very  truly  yours,


/s/  Buxton  &  Cloud,  P.C.

Buxton  &  Cloud,  P.C.




                                                                      Exhibit 16
                                                                Page 1 of 1 Page